                                  Exhibit 11.1

              Statement Regarding Computation of Per Share Earnings

                        Millennium Pharmaceuticals, Inc.



                                                THREE MONTHS ENDED
                                                     MARCH 31,
                                              1997             1996
                                         -----------------------------
Average common stock outstanding           26,605,287        3,174,250
Assumed conversion of Convertible
  Preferred Stock                                   -       12,109,721
Common stock equivalents                            -        3,883,235
                                         -----------------------------
      Total                                26,605,287       19,167,206
                                         =============================

Net loss                                 $(87,418,863)     $  (142,139)
                                         =============================

Net loss per share                       $      (3.29)     $     (0.01)
                                         =============================
